Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

BioKey (Cayman), Inc.

We hereby consent to the inclusion of our report in the Information Statement of BioKey (Cayman), Inc. (the “Company”), filed as Exhibit 99.1 to the Current Report on Form 8-K of the Company, to be filed on or about August 26, 2026, of our report dated May 27, 2026, with respect to our audit of the Company’s consolidated financial statements as of December 31, 2025 and 2024 and for the years then ended.

Rowland Heights, California

August 26, 2026